Exhibit 10.1

CUSTODY AGREEMENT

Stellus Capital Investment Corporation (the “Company”) and any its wholly owned subsidiaries identified by the Company to the Custodian (the “Subsidiaries”) are depositing with ZB, National Association, dba Amegy Bank, as Custodian, hereinafter referred to as the "Custodian", certain Securities (as defined below) and cash owned by the Company and the Subsidiaries (as applicable). The Company and its Subsidiaries are hereinafter together referred to as the “Customer". The Customer directs that the Custodian hold the Securities and cash in custody and perform services in connection therewith, in accordance with the following:

1.	(a) The Custodian shall hold the Securities (as defined below) and cash placed in its custody in a segregated account, and physically segregated at all times from those of other persons, firms or corporations, for the account of the Company, or as applicable any Subsidiary, subject to the terms and conditions stated in this Custody Agreement (a "Custody Account"). All such Securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Customer, pursuant to the terms of this Custody Agreement. Securities will be held at a depository selected by the Custodian and in the form required by the depository, which may include registration in a nominee name or in book entry form. If the Securities held for the Customer are held in book entry form, ownership is recorded, but tangible certificates are not issued. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities and investments except pursuant to the direction of the Company under terms of this Custody Agreement. The term “Securities” includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

To the maximum extent possible, the provisions of this Custody Agreement regarding Securities and cash of the Company and the Custody Account shall be applicable to any Securities and cash owned by any Subsidiary Custody Account. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

2.	The Custodian shall open and maintain a segregated account or accounts in the name of the Customer, including any Subsidiary (as applicable), subject only to order of the Custodian acting pursuant to this Custody Agreement, in which the Custodian shall hold cash of the Customer delivered to it in accordance with this Custody Agreement

Custodian shall make payments of cash to, or for the account of, the Customer from such cash only (a) for the purchase of Securities for the portfolio of the Customer upon the delivery of such Securities to Custodian, registered in the name of the Customer or of the nominee of Custodian in proper form for transfer, (b) for the purchase or redemption of shares of the capital stock of the Customer upon delivery thereof to Custodian, (c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), (d) for payments in connection with the conversion, exchange or surrender of Securities owned or subscribed to by the Customer held by or to be delivered to Custodian; or (e) for other proper corporate purposes. Before making any such payment, Custodian shall receive (and may rely upon) an Officers’ Certificate (as defined below) requesting such payment and stating that it is for one of the purposes listed above, and for (e), upon receipt of an Officers’ Certificate and a certified copy of a resolution of the Customer’s Board of Directors , specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

“Officers’ Certificate” shall mean a request to direction or certification in writing signed in the name of the Customer by any two of the Authorized Persons identified in Section 18 as such section may be updated from time to time in the discretion of the Customer. An officer of the Customer will certify to Custodian the names and signatures of those persons authorized to sign the Officers' Certificates, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Customer.

3.	Upon Proper Instruction (as defined below), Custodian shall have authority to release or deliver any Securities of the Customer held by it pursuant to this Custody Agreement. Custodian agrees to transfer, exchange, or deliver Securities held by it hereunder only (a) for sales of such Securities for the account of the Customer upon receipt by Custodian of payment therefor, (b) when such Securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such Securities in accordance with “street delivery” custom, (d) in exchange for or upon conversion into other Securities alone or other Securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such Securities pursuant to their terms into other Securities, (f) upon exercise of subscription, purchase or other similar rights represented by such Securities, (g) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities, (h) for the purpose of redeeming in kind shares of capital stock of the Customer upon delivery thereof to Custodian, or (i) for other proper corporate purposes. As to any deliveries made by Custodian pursuant to items (b), (d), (e), (f), and (g), Securities or cash receivable in exchange therefor shall be deliverable to Custodian. Before making any such transfer, exchange or delivery, the Custodian shall receive an Officers’ Certificate authorizing such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this section and also upon receipt of an Officers’ Certificate and a certified copy of a resolution of the Board of Directors, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such Securities shall be made in respect of Item (i).

4.	The Custodian does not assume any obligation to review the Securities held by it for the Customer, or to supervise, advise or recommend to the Customer the purchase, retention, sale, exchange or deposit in reorganization or otherwise, at any time, unless provided for by a separate written agreement between the parties. The Custodian's sole duty shall be to follow the written directions of an Authorized Person as designated in this Custody Agreement, or as amended in an Officers’ Certificate delivered to the Custodian from time to time hereafter. The below designated Authorized Person(s), and additional person(s) as may be designated from time to time hereafter to act as an Authorized Person, has the legal power to deposit Securities or cash with the Custodian, and to effect any additions, substitutions, withdrawals and any other actions with regard to the Custody Account.

The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities and investments except pursuant to the direction of the Company under terms of this Custody Agreement.

The Custodian will be under no obligation to take any action, or omit to take any action, with regard to stocks, dividends, warrants, rights to subscribe, plans of reorganization or recapitalization, or plans for the exchange of Securities. Upon Proper Instruction, the Custodian is authorized to reregister defaulted Securities in the Customer's name.

5.	The Custodian will not be held responsible for the genuineness, validity, alteration of, or defect in, the Securities. The Custodian will not be liable for any loss or damage to Securities in the Custody Account unless the loss or damage is due to the Custodian's failure to exercise reasonable care. The Securities in the Custody Account (including any certificates or shares of any investment company mutual fund or money market fund that may be held in the Custody Account) are not insured by the Federal Deposit Insurance Corporation (“FDIC”), nor protected by the Securities Investor Protection Corporation (“SIPC”), and the Custodian itself will be under no obligation to insure the Securities in the Custody Account.

6.	The Custodian shall collect interest, cash dividends and other income from Securities registered in the Custodian's nominee name that the Customer has deposited in the Custody Account. Unless instructed otherwise in writing, the Custodian shall use its best efforts to present for payment all coupons and other income items held by it for the account of the Customer which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Customer. The Custodian is under no obligation to present coupons or Securities for payment prior to their due date. The Custodian will have no liability for failure to collect principal and interest, due to failure of the obligor or payor of any Securities held in the Custody Account to make timely payment thereon, and will not be obligated to institute or participate in any related legal proceedings. Unless instructed otherwise in writing, the Custodian shall hold for the account of the Customer all stock dividends, rights and similar Securities issued with respect to any Securities held by the Custodian hereunder.

7.	If income from the Securities is to be forwarded to the Customer, the Custodian reserves the right to withhold the payment until the Custodian receives final cash payment of any items sent for collection. If income from the Securities is credited to the Customer's Custody Account, the credit is made, provisionally, subject to the Custodian's receipt of final cash payment of any items sent for collection. The Custodian reserves the right to decline payment of checks drawn against the provisional credits and to revoke the provisional credits and any interest earned thereon.

8.	Upon Proper Instructions, the Custodian will place for the Customer's risk and account, orders for the purchase or sale of Securities, provided that the funds or the Securities are on hand in deliverable form, as applicable. The Customer agrees to execute and deliver to the Custodian written confirmation of purchases, sales or other transactions affecting the account, in form satisfactory to the Custodian. The Custodian will not be liable for or on account of any act or omission of any broker or agent selected by the Customer or by the Custodian to purchase or sell Securities for the account of the Customer.

“Proper Instructions” means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company, by any of the following means:

(a)       in writing signed by an Authorized Person (and delivered by hand, by United States mail, registered or certified, with return receipt requested, by overnight courier or by facsimile);

(b)       by electronic mail from an Authorized Person;

(c)       telephonic instructions promptly confirmed in writing by the Customer; or

(d)       such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

9.	The Customer recognizes that the Custodian is a participant of the Depository Trust Company ("DTC") and is bound by its Bylaws and Rules, as they may be amended from time to time. The Customer agrees that it shall have no greater or different rights or remedies against the Custodian than the Custodian would have against DTC or any other Custodian with respect to the Property.

10.	Any Securities, cash or payments received after the regular close of business or other deadlines shall be deemed received the next business day. On a monthly basis, Custodian shall furnish the Customer with a statement summarizing all transactions and entries for the account of the Customer. Customer hereby agrees to waive the receipt of trade confirmations as they occur.

The Custody Account is subject to reasonable charges and conditions which are from time to time imposed by the Custodian or by law and such charges will be assessed to the Customer under written advice. The Customer agrees to pay the Custodian's fees as set forth in Schedule "A" attached hereto, and any out-of-pocket expenses incurred or chargeable to the Custody Account. If the Custodian does not receive the Customer's payment of such fees or charges within thirty days of the date of any invoice, the Custodian is authorized to debit the Customer's account or otherwise offset against any funds due the Customer.

11.	Except as otherwise directed by an Officers’ Certificate, Custodian shall register all Securities in the name of a registered nominee of Custodian as defined in the Code and any Treasury Regulations issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Treasury Regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific Securities held by it hereunder shall be at all times identifiable in its records.

The Customer shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Securities which it may hold for the account of the Customer and which may from time to time be registered in the name of the Customer.

12.	Neither Custodian nor any nominee of Custodian shall vote any of the Securities held hereunder by or for the account of the Customer, except in accordance with the instructions contained in an Officers’ Certificate. Custodian shall promptly deliver, or cause to be executed and delivered, to the Customer all notices, proxies and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Customer), but without indicating the manner in which such proxies are to be voted.

Custodian shall transmit promptly to the Customer all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by Custodian from issuers of the Securities being held for the Customer. With respect to tender or exchange offers, Custodian shall transmit promptly to the Customer all written information received by the Custodian from issuers of the Securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

13.	In the event of any dispute arising under this Custody Agreement, the Custodian may in its sole and absolute discretion deposit the Securities and cash described herein (or so much thereof as remains in its hands) with the appropriate court having jurisdiction hereof, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liabilities under the terms hereof as to the Securities and cash so deposited. The Customer, its legal representatives, successors and any beneficiaries thereof, do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Custodian under this Custody Agreement.

14.	Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

15.	The Customer agrees to indemnify against, and hold the Custodian harmless from, all taxes, charges, expenses, assessments, liabilities, claims and demands (and all expenses relating thereto, including legal fees) made by or owing to the Customer, any beneficiaries or any other persons or entities with respect to this Custody Agreement or the Custodian's acts or omissions hereunder, except for those caused by the Custodian's negligent action, negligent failure to act or willful misconduct. Anything herein to the contrary notwithstanding, the Custodian shall not be liable for any consequential or punitive damages relating to its activities with regard to the Custody Account. The Customer further agrees that responsibility for any reneges, failure to comply with bond calls, tender offers and other similar matters shall be the Customer's and that the Customer will in such events take such action as may be appropriate to avoid putting the Custodian in violation of any laws or regulations or duties to others. The provisions of this Section shall survive after the date of termination.

16.	This Custody Agreement may not be assigned by Custodian without the consent of the Customer, authorized or approved by a resolution of its Board of Directors. This Custody Agreement may be terminated by the Customer, or by Custodian, on sixty (60) days' notice, given in writing and sent by registered mail to

Custodian at

ZB, National Association, dba Amegy Bank

1801 Main Street – 8th Floor

Houston, TX  77002

Attention: Corporate Trust & Escrow

to the Customer at

Stellus Capital Investment Corporation

4400 Post Oak Parkway, Suite 2200

Houston, TX 77027

Attention: W. Todd Huskinson, Chief Financial Officer

Upon any termination of this Custody Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Customer to dissolve or to function without a Custodian of its cash, Securities and other property, Custodian shall not deliver cash, Securities or other property of the Customer to the Customer, but may deliver them to a bank or trust company in the City of Houston of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than five hundred thousand dollars ($500,000) as a Custodian for the Customer to be held under terms similar to those of this Custody Agreement; provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Customer of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 15 of this Custody Agreement.

17.	This Custody Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflict of laws. The Customer and the Custodian hereby consent to the jurisdiction of the Texas courts in the event of any litigation or dispute hereunder. To the fullest extent permitted by law, each of the parties hereto intentionally and deliberately gives up the right to a trial by jury to resolve each dispute, claim, demand, cause of action and controversy between the parties hereto arising out of, or related to, this Agreement. The parties expressly stipulate that any litigation arising under this Agreement shall be brought in any court of competent jurisdiction sitting in Harris County, Texas.

18.	Specific terms and conditions applicable to this Custody Agreement:

Tax Identification Number: ______________________________________

Address:

City	State	Zip

Name and Title of Person(s) Authorized to Transact Business on this Custody Account:

Name

Title	Signature

Name

Title	Signature

Name

Title	Signature

U.S. Securities and Exchange Commission, Rule 14-b-1(c), which provides for improved communications between companies which issue Securities and the shareholders who own those Securities, requires us to solicit your instructions to provide information when requested regarding shareholders:

Yes	☐	You are authorized to release my name, address, and securities position(s) to companies whose shares you hold in my account.

No	☐	I do not want my name, address and securities positions(s) released.

Stellus Capital Investment Corporation, as Customer	ZB, NATIONAL ASSOCIATION, dba Amegy Bank, as Custodian

By:	By:

Title:	Title:

Date:	Date:

SCHEDULE “A”

Fee Schedule to be attached